Exhibit 10.10
ACTION OF THE
ADMINISTRATIVE COMMITTEE OF THE FARMER BROS. CO.
QUALIFIED EMPLOYEE RETIREMENT PLANS

Farmer Bros. Co. Amended and Restated Employee Stock Ownership Plan

The undersigned members of the Administrative Committee, having the authority to act on the matter set forth below, hereby approve the following:

WHEREAS, Section 12.01 of the Farmer Bros. Co. Amended and Restated Employee Stock Ownership Plan (the “Plan”) permits amendments to the Plan from time to time.

WHEREAS, this Committee deems it appropriate to amend the Plan to provide for full vesting of the Accounts of certain Plan Members due to the closure of the Company’s corporate headquarters and manufacturing/distribution facilities located in Torrance, California.

NOW, THEREFORE, BE IT RESOLVED, that Section 6.01 of the Plan is hereby amended effective as of January 1, 2015, as follows:

“6.01    Vesting Schedule

(a)
A Member shall be fully vested in, and have a nonforfeitable right to, his/her Account upon completion of five years of Vesting Service. Notwithstanding the foregoing, a Member who is actively employed by the Employer or an Affiliate on or after January 1, 2016, shall be fully vested in, and have a nonforfeitable right to, his/her Account upon completion of three years of Vesting Service;

(b)
Notwithstanding the foregoing, a Member shall be fully vested in, and have a nonforfeitable right to, his/her Account upon death, Disability, or the later of the attainment of his/her 55th birthday or the tenth anniversary of the date he/she becomes a Member; and

(c)
Notwithstanding the foregoing, any Member (1) whose Severance Date occurs on or after January 1, 2015, in connection with the Company’s closure of its corporate headquarters and manufacturing/distribution facilities located in Torrance, California, and (2) who works with the Company at the Torrance location until his/her expected termination date, shall be fully vested in, and have a nonforfeitable right to, his/her Account as of his/her Severance Date.”

BE IT FURTHER RESOLVED, that the appropriate officers of the Company, and the individuals who have been properly delegated authority for the administration of the Plan, are hereby authorized to do such other things as may be necessary or advisable to give effect to the foregoing resolution.

Dated: June 30, 2015

____/s/ Mark J. Nelson______________ Title: _Treasurer and CFO____________	/s/ Thomas J. Mattei, Jr. Title: _General Counsel ____
____/s/ Rene E. Peth_______________ Title: V.P., Corporate Controller________	________________________________ Title: ____________________________